EXHIBIT 10.33

WILLIAM LYON HOMES, INC.

$150,000,000 7 1/2% Senior Notes due 2014

PURCHASE AGREEMENT

January 28, 2004

New York, New York

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

William Lyon Homes, Inc., a California corporation (the “Company”), and each of the Guarantors (as defined herein) (together with the Company, the “Issuers”) agree with you as follows:

1. Issuance of Notes. The Company proposes to issue and sell to UBS Securities LLC (the “Initial Purchaser”) $150,000,000 aggregate principal amount of 7 1/2% Senior Notes due 2014 (the “Original Notes”). The Company’s obligations under the Original Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on an unsecured senior basis, by William Lyon Homes, a Delaware corporation (“Parent”); and each of the Subsidiaries (as defined below) listed on Schedule I hereto (collectively, the “Guarantors,” and, together with the Company, the “Issuers”). The Original Notes and the Guarantees are referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

The Securities will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a final offering memorandum dated as of the date hereof (as amended or supplemented at the date hereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Offering Memorandum”) relating to the Issuers and the Securities. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended ( the “Exchange Act”) subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

The Initial Purchaser has advised the Issuers that the Initial Purchaser intends, as soon as it deems practicable after this Purchase Agreement (this “Agreement”) has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).

Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchaser, to be dated the Closing Date. Under the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the “Commission”) (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the “Exchange Notes” and, together with the Original Notes, the “Notes”), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Original Notes (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Original Notes, (ii) to use its reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.

This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchaser, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Initial Purchaser agrees to purchase from the Issuers, the entire aggregate principal amount of the Securities. The purchase price for the Securities shall be 98.375% of their principal amount, plus accrued interest, if any, from February 6, 2004 to the Closing Date (as hereinafter defined).

3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 a.m., New York time, on February 6, 2004 (such date and time, the “Closing Date”) at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchaser and the Company.

The Securities shall be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser directs) through the facilities of The Depository Trust Company against payment by the Initial Purchaser of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 6(i) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchaser may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchaser as follows:

(a) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Issuers consent to the use of the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

(b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use (or such shorter time as may be necessary under the circumstances), and shall not have reasonably objected to such amendment or supplement.

(c) If, prior to the time that the Initial Purchaser has completed its distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchaser, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchaser of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading and (ii) the Offering Memorandum will comply with applicable law.

(d) To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Initial Purchaser may designate and to maintain such qualifications in effect so long as required for the Exempt Resales; provided that no Issuer shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state

(except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) To advise the Initial Purchaser promptly, and if requested by the Initial Purchaser, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all reasonable costs, expenses, fees and disbursements (including reasonable fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the the Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchaser in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchaser, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Initial Purchaser relating thereto), (vi) the application for quotation of the Securities in The PORTAL Market (“PORTAL”) of the National Association of Securities Dealers, Inc. (“NASD”), (vii) the inclusion of the Securities in the book-entry system of The Depository Trust Company (“DTC”), (viii) the rating of the Securities by rating agencies, (ix) the fees and expenses of the Trustee and its counsel and (x) the performance by the Issuers of their other obligations under the Note Documents. Except as provided in this Section 4(f) and Section 9(d), the Issuers shall not be responsible for your expenses, including expenses of your counsel.

(g) To use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption “Use of proceeds.”

(h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

(i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchaser or any Eligible Purchasers.

(j) Not to, and to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.

(k) Not to engage, not to allow any Subsidiary to engage, and to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

(l) Not to engage, not to allow any Subsidiary to engage, and to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of preparing, printing and distributing such documents.

(n) To comply with their obligations under the Registration Rights Agreement.

(o) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book-entry” transfer.

(p) Prior to the Closing Date, to furnish without charge to the Initial Purchaser, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared internal financial statements of Parent and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, (ii) all reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders generally and (iii) such other information as the Initial Purchaser shall reasonably request.

(q) Not to, and not to permit any of their affiliates or anyone acting on their or their affiliates’ behalf to (other than the Initial Purchaser, its agents and its affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Offering Memorandum, it being understood that filing documents incorporated by reference into the Offering Memorandum with the Securities and Exchange Commission (the “Commission”) shall not be considered a distribution for purposes of this clause so long as all other provisions of this Agreement applicable to such filing are complied with.

(r) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

(s) In connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the distribution of the Securities, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

(t) To use their reasonable best efforts to effect the inclusion of the Securities in PORTAL.

(u) Except as provided in the Registration Rights Agreement, during the period from the date hereof through and including the date that is 90 days after the date hereof, without the prior written consent of the Initial Purchaser, offer, sell or contract to sell any debt securities issued or guaranteed by any Issuer and having a tenor of more than one year; it being understood that term loans and revolving credit facilities with financial institutions and institutional lenders and construction loans in the ordinary course of business shall not constitute “debt securities” for purposes of this clause.

(v) To furnish to you promptly for a period of three years from the date of this Agreement (i) copies of any reports or other communications required to be furnished to holders of the Notes pursuant to the Indenture, (ii) copies of documents or reports filed with any national securities exchange on which any class of securities of any Issuer is listed, without exhibits unless requested, and (iii) such other information as you may reasonably request regarding any Issuer, it being understood that the filing of any materials on EDGAR or any similar electronic delivery service of the Commission shall constitute furnishing such material for purposes of this clause.

5. Representations and Warranties. (a) The Issuers represent and warrant to the Initial Purchaser that:

(i) The Offering Memorandum, and each amendment or supplement thereto, if any, have been prepared for use in connection with the Exempt Resales. None of the Offering Memorandum or any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchaser contained in or omitted from the Offering Memorandum or any supplement or amendment thereto in reliance upon and in conformity with information furnished in writing by the Initial Purchaser expressly for inclusion in the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.

The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Offering Memorandum, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(iii) Parent’s capitalization as of September 30, 2003 is as set forth under the heading “Actual” in the section of the Offering Memorandum entitled “Capitalization” and Parent’s adjusted capitalization at such date, as adjusted to give effect to the sale of the Securities and the application of the proceeds therefrom is as set forth under the heading, “As Adjusted” in the section of the Offering Memorandum entitled “Capitalization.” All of the issued and outstanding equity interests of each Issuer have been duly and validly authorized and issued, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right. All of the issued and outstanding equity interests of each Issuer that is a corporation are fully paid and non-assessable.

(iv) Each of the Issuers has been duly incorporated or formed, as the case may be, and is validly existing in good standing under the laws of its state of organization or formation (except that The Ranch Gulf Club Co. in not in good standing in California solely due to the fact that the concept of good standing is not applicable to general partnerships under the laws of the State of California, and HSP, Inc. is not in good standing as of the date hereof), with full corporate, limited liability company or partnership power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum.

(v) Each Issuer is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition, results of operation or prospects of Parent and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”), and each Issuer is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Parent has no subsidiaries (as defined in the Offering Memorandum in the section entitled “Description of Notes”) other than those entities listed on Schedule II (collectively, the “Subsidiaries”), which is a true and complete list of each Subsidiary’s jurisdiction of incorporation or formation, its stockholders and the percentage of its equity owned by Parent (directly or indirectly); other than the Subsidiaries, Parent does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than those listed on Schedule III (collectively, the “Joint Ventures”); complete and correct copies of the certificates of incorporation and of the bylaws of the Issuers and all amendments thereto have been made available to you or your counsel, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued and (except as otherwise described in this Section 5(a)(v) or Schedule II) are owned directly or indirectly by Parent subject to no security interest, other encumbrance or adverse claims; all of the issued and outstanding equity interests of each Subsidiary that is a corporation are fully paid and non-assessable; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except for rights to purchase pursuant to the operating agreements or other organizational documents of the entities identified as “Consolidated Joint Ventures” on Schedule II hereto.

(vi) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated by such party and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Original Notes and each Guarantor has all requisite power and authority to execute, deliver and perform all its obligations under its Guarantee. Each of the Issuers has duly authorized the execution, delivery and performance of each of the Note Documents to which it is a party. The descriptions of the Original Notes, the Guarantees and the Indenture in the Offering Memorandum fairly summarize in all material respects the provisions thereof.

(vii) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

(viii) The Indenture, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each Issuer, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought, whether in a court of equity or law (collectively, the “Enforceability Exceptions”).

(ix) The Original Notes, when issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued, authenticated by the Trustee and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(x) The Guarantees, when the Guarantees are executed in accordance with the terms of the Indenture and delivered by the Guarantors and the Original Notes are executed, issued, authenticated and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(xi) The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(xii) None of Parent or any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and

Instruments”), (C) in violation of any law, statute, rule or regulation applicable to Parent or any Subsidiary or their respective assets or properties, including applicable provisions of the Sarbanes-Oxley Act of 2002, or (D) in violation of any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Parent or any Subsidiary or their respective assets or properties, which in the case of clauses (B), (C) and (D) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xiii) The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Original Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time or both, would constitute a default) under, or require consent under (that has, if required, not been obtained), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Guarantor pursuant to (A) the charter, bylaws or other constitutive documents of any of the Company or any Guarantor, (B) any of the Agreements and Instruments or any of the existing agreements of the Joint Ventures, except as would not reasonably be expected to have a Material Adverse Effect, (C) any law, statute, rule or regulation applicable to the Company or any Guarantor or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Guarantor or their respective assets or properties.

(xiv) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by Parent or any Subsidiary for the execution, delivery and performance by Parent or any Subsidiary of the Note Documents, including the consummation of the offer and sale of the Original Notes, except (A) such as have been or will be obtained or made on or prior to the Closing Date and (B) registration of the Exchange Offer or resale of the Original Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in connection with the performance of the Registration Rights Agreement and the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Note Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

(xv) Ernst & Young LLP, whose report on the consolidated financial statements of the Parent is part of the Offering Memorandum, are independent public accountants as required by the Act.

(xvi) The audited financial statements included in the Offering Memorandum present fairly the consolidated financial position of Parent as of the dates indicated and the consolidated results of operations and cash flows of Parent and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as disclosed therein); the other financial and statistical data with respect to the Parent and the Subsidiaries set forth in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Parent and the Subsidiaries.

(xvii) Each of the Issuers has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business except in each case to the extent that the failure to hold, file or obtain would not have a Material Adverse Effect. None of the Issuers is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state or local law, regulation or rule or any decree, order or judgment applicable to such Issuer the effect of which could reasonably be expected to have a Material Adverse Effect.

(xviii) Subsequent to the dates as of which information is given in the Offering Memorandum, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition, results of operation or prospects of Parent and the Subsidiaries taken as a whole, (ii) any transaction not in the ordinary course of business which is material to Parent and the Subsidiaries taken as a whole that has not been disclosed in the Offering Memorandum, (iii) any obligation, direct or contingent, which is material to Parent and the Subsidiaries taken as a whole, incurred by Parent or the Subsidiaries that is not in the ordinary course of business or (iv) any change in the capital stock or outstanding indebtedness of Parent or the Subsidiaries except for changes of the types generally disclosed or described in the Offering Memorandum; none of the Issuers has any material contingent obligation which is not disclosed or described in the Offering Memorandum.

(xix) All material tax returns required to be filed by Parent or any of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(xx) Insurance covering Parent’s and each of the Subsidiaries’ properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Initial Purchaser is maintained by either Parent, the Company or the Subsidiary itself; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect Parent and the Subsidiaries and their businesses; all such insurance is outstanding and fully in force on the date hereof and will be outstanding and duly in force at the Closing Date.

(xxi) Neither Parent nor any of the Subsidiaries has sustained since the date of the last financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect.

(xxii) Except for those contracts or agreements disclosed in the Offering Memorandum to be terminated or repaid, none of the Issuers has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to in the Offering Memorandum or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by any of the Issuers or, to the knowledge of the Issuers, any other party to any such contract or agreement.

(xxiii) Parent and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) Any statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xxv) (i) Parent or the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets which the Company believes are necessary for the conduct of its business and which the failure to own, license or have such rights could reasonably be expected to have a Material Adverse Effect (collectively, “Intellectual Property”); (ii) to the knowledge of the Issuers, there are no third parties who have or will be able to establish their rights to any Intellectual Property that could reasonably be expected to have a Material Adverse Effect except for the ownership rights of the owners of the Intellectual Property which is licensed to Parent or Subsidiaries; (iii) to the knowledge of the Issuers, there is no infringement by third parties of any Intellectual Property that could reasonably be expected to have a Material Adverse Effect; (iv) there is no pending or to the knowledge of the Issuers threatened action, suit, proceeding or claim by others challenging the Issuers’ rights in or to any Intellectual Property that if resolved against the Issuers could reasonably be expected to have a Material Adverse Effect; (v) there is no pending or to the knowledge of the Issuers threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property that if resolved against the Issuers could reasonably be expected to have a Material Adverse Effect; and (vi) there is no pending or to the Issuers’ knowledge threatened action, suit, proceeding or claim by others that the Issuers infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others that if resolved against the Issuers could reasonably be expected to have a Material Adverse Effect.

(xxvi) Neither Parent nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not have a Material Adverse Effect individually or in the aggregate on Parent and the Subsidiaries, there is (i) no unfair labor practice complaint pending or, to the knowledge of the Issuers, threatened against Parent or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Issuers, threatened against Parent or any of the Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuers, threatened against Parent or any of the Subsidiaries and (iii) no union representation dispute currently existing concerning the employees of Parent or any of the Subsidiaries. To the best knowledge of the respective managements of Parent or any of the Subsidiaries, (i) no union organizing activities are currently taking place concerning the employees of Parent or any of the Subsidiaries and (ii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of Parent or any of the Subsidiaries, which in either case could reasonably be expected to have a Material Adverse Effect.

(xxvii) (i) Each of Parent and the Subsidiaries is in compliance with and has no liability under any and all applicable laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements and the common law relating to the protection of public health or the environment or the release or threatened release of hazardous material (including, without limitation, any material, substance, waste, constituent, compound, pollutant or contaminant, including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product)) (collectively, “Environmental Laws”) and (ii) each of Parent and the Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in the Environmental Laws except in the case of clauses (i) and (ii) when such failure to comply or liability would not have a Material Adverse Effect.

(xxviii) In the ordinary course of their respective businesses, Parent and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its respective businesses, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); there are no past or present events, conditions, activities, practices, actions or plans relating to the business operations or properties of Parent or any of the Subsidiaries that could be reasonably expected to interfere with or prevent compliance or continued compliance with the Environmental Laws and to have a Material Adverse Effect, or which could be reasonably expected to give rise to any liability based on or related to the Environmental Laws having a Material Adverse Effect.

(xxix) Parent and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by each of them as of the dates set forth in the Offering Memorandum, except as sold or disposed of in the ordinary course of business and free and clear of all liens, claims, security interests or other encumbrances, except as described in the Offering Memorandum or arising in the ordinary course of business; all the property described in the Offering Memorandum as being held under lease by Parent or a Subsidiary is held thereby under valid, subsisting and enforceable leases.

(xxx) All material taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Issuers at or prior to the Closing Date.

(xxxi) Except as set forth in the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which Parent or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent or any Subsidiary is or may be subject that (x) in the case of clause (i) above, if determined adversely to Parent or any Subsidiary, could, individually or in the aggregate, reasonably be expected (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and (y) in the case of clauses (ii) and (iii) above, could, individually or in the aggregate, reasonably be expected (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction.

(xxxii) None of Parent or any Subsidiary is, or after giving effect to the offering and sale of the Securities will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(xxxiii) None of Parent or any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Original Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

(xxxiv) As of the date hereof (immediately prior to and after giving effect to the issuance of the Original Notes and the use of proceeds) the Company and each Guarantor are and will be Solvent. No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency law or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities at fair valuation, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (iv) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (v) such person is able to pay its debts as they become due and payable.

(xxxv) Except as described in the section entitled “Plan of distribution” in the Offering Memorandum, there are no contracts, agreements or understandings between Parent or any Subsidiary and any other person other than the Initial Purchaser that would give rise to a valid claim against Parent, any Subsidiary or, to the Issuers’ knowledge, the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(xxxvi) None of the Issuers or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(xxxvii) Parent has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent and the Subsidiaries is made known to the chief executive officer and chief financial officer of Parent by others within Parent or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; Parent’s auditors and the audit committee of the board of directors of Parent have been advised of: (A) any significant deficiencies in the design or operation of internal controls known to the executive officers of Parent which could adversely affect Parent’s ability to record, process, summarize and report financial data; and (B) any fraud known to the executive officers of Parent, whether or not material, that involves management or other employees who have a role in Parent’s internal controls; any material weaknesses in internal controls have been identified for Parent’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Parent has provided or made available to the Initial Purchaser or their counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of Parent and each Subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(xxxviii) Neither the Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on their behalf (other than the Initial Purchaser, its agents and affiliates, as to none of which any representation is made), (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

(xxxix) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by any Issuer or any person acting on its behalf (other than the Initial Purchaser, its agents and affiliates, as to none of which any representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. No Issuer nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

Each certificate signed by any officer of any Issuer and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchaser as to the matters covered by such certificate.

The Issuers acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 6 of this Agreement, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

(b) The Initial Purchaser acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. The Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:

(i) It is a QIB.

(ii) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

(iii) With respect to offers and sales outside the United States, the Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchaser nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 5(b)(ii) and not otherwise defined herein have the meanings given to them by Regulation S.

The Initial Purchaser understands that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 6 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

6. Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchaser shall have received a certificate, dated the Closing Date, signed by the chief executive officer or president and chief financial officer of the Company, certifying as to the foregoing and to the effect in Sections 6(c) and 6(k).

(b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser on the date of this Agreement or at such later date as the Initial Purchaser may reasonably determine. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) Between the time of execution of this Agreement and the Closing Date, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any surveillance or review or possible change that does not indicate an improvement, in the rating accorded any securities of, or guaranteed by, Parent or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

(d) The Issuers shall furnish to you at the Closing Date an opinion of Irell & Manella LLP, counsel for the Issuers, addressed to the Initial Purchaser substantially in the form of Exhibit A hereto, dated the Closing Date and in form satisfactory to Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser.

(e) The Issuers shall furnish to you at the Closing Date an opinion of Bryan Cave LLP, Arizona counsel to William Lyon Southwest, Inc., addressed to the Initial Purchaser substantially in the form of Exhibit B hereto, dated the Closing Date and in form satisfactory to Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser.

(f) The Initial Purchaser shall have received on the Closing Date an opinion dated the Closing Date of Cahill Gordon & Reindel LLP, counsel to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 6 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(g) You shall have received from Ernst & Young LLP letters dated, respectively, dated as of the date the Offering Memorandum is distributed to potential investors and the Closing Date and addressed to the Initial Purchaser in the forms heretofore approved by you.

(h) The Issuers and the Trustee shall have executed and delivered the Indenture and the Initial Purchaser shall have received copies thereof. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchaser shall have received executed counterparts thereof.

(i) The Initial Purchaser shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.

(j) The Securities shall be eligible for trading in PORTAL upon issuance. All agreements set forth in the representation letter of the Company to DTC relating to the approval of the Original Notes by DTC for “book-entry” transfer shall have been complied with.

(k) Between the time of execution of this Agreement and the Closing Date no material adverse change, financial or otherwise, in the business, assets, properties, prospects, condition or results of operations of Parent and the Subsidiaries, taken as a whole, shall have occurred or become known to the Issuers.

(l) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchaser), this Agreement may be terminated by the Initial Purchaser on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchaser on the Closing Date.

7. Initial Purchaser Information. The Company and the Initial Purchaser severally acknowledge that the statements set forth in paragraphs four, six, seven and eight under “Plan of distribution” in the Offering Memorandum constitute the only information furnished in writing by or behalf of the Initial Purchaser expressly for use in the Offering Memorandum.

8. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 9(d), the indemnity agreements contained in Section 10 and the contribution agreements contained in Section 11, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchaser. The agreements contained in Sections 4(f), 7, 9(d), 10 and 11 shall survive the termination of this Agreement, including pursuant to Section 9.

9. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to Parent from the Initial Purchaser, without liability (other than with respect to Sections 10 and 11) on the Initial Purchaser’s part to Parent or any affiliate thereof if, on or prior to such date, (i) any Issuer shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchaser under this Agreement to be fulfilled by the Issuers pursuant to Section 6 is not fulfilled when and as required in any material respect; (iii) trading in any securities of Parent or any Subsidiary shall be suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchaser’s good faith judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchaser’s good faith judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum.

(c) Any notice of termination pursuant to this Section 9 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.

(d) If this Agreement shall be terminated pursuant to Section 9(b), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchaser set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers, jointly and severally, will reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of the Initial Purchaser’s counsel) incurred prior to such termination in connection with this Agreement and the transactions contemplated hereby.

10. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

(b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use therein. The Issuers and the Initial Purchaser acknowledge that the information described in Section 7 is the only information furnished in writing by the Initial Purchaser to the Company expressly for use in the Offering Memorandum.

(c) Promptly after receipt by an indemnified party under subsection 10(a) or 10(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 10 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 10, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

11. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 10 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 10 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchaser. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 11, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-0680), Attention: Legal and Compliance Department and (ii) Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (fax number: 212-269-5420), Attention: Daniel J. Zubkoff, Esq.; and shall be sent for informational purposes only, and shall not constitute notice, to UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901 (telephone: (203) 719-3000, fax: (203) 719-0680), Attention: Legal Department;

and if sent to the Issuers, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to William Lyon Homes, Inc., 4490 Von Karman, Newport Beach, CA 92660 (telephone: (949) 833-3600, fax: (949) 252-2575), Attention: Michael Grubbs, with a copy to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067 (telephone: (310) 277-1010, fax: (310) 203-7199), Attention: Meredith Jackson, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchaser or any indemnified party. The Initial Purchaser and each of the Issuers (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers, jointly and severally, agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the the Initial Purchaser and the Issuers and to the extent provided in Sections 10 and 11 hereof the controlling persons, directors and officers referred to in such sections, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchaser) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Initial Purchaser and the Issuers and their successors and assigns and any successor or assign of any substantial portion of the Issuers’ and the Initial Purchaser’s respective businesses and/or assets.

If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchaser.

Very truly yours,

WILLIAM LYON HOMES, INC.

By:	/s/ WADE H. CABLE
	Name:	Wade H. Cable
	Title:	President

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

WILLIAM LYON HOMES
PH - LP VENTURES
PH - RIELLY VENTURES
PH VENTURES – SAN JOSE
PRESLEY CMR, INC.
PRESLEY HOMES
SYCAMORE CC, INC.
WILLIAM LYON SOUTHWEST, INC.

By:	/s/ WADE H. CABLE
	Name:	Wade H. Cable
	Title:	President

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

CALIFORNIA EQUITY FUNDING, INC.

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

By:	/s/ W. DOUGLASS HARRIS
	Name:	W. Douglass Harris
	Title:	Vice President

DUXFORD FINANCIAL, INC.

By:	/s/ WADE H. CABLE
	Name:	Wade H. Cable
	Title:	Executive Vice President

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

HSP INC.

By:	/s/ RICHARD S. ROBINSON
	Name:	Richard S. Robinson
	Title:	Senior Vice President

By:	/s/ W. DOUGLASS HARRIS
	Name:	W. Douglass Harris
	Title:	Treasurer

OX I OXNARD, L.P.

By:	William Lyon Homes, Inc., its general partner

	By:	/s/ WADE H. CABLE
		Name:	Wade H. Cable
		Title:	President

	By:	/s/ MICHAEL D. GRUBBS
		Name:	Michael D. Grubbs
		Title:	Senior Vice President

ST. HELENA WESTMINSTER ESTATES, LLC

By:	William Lyon Homes, Inc., its sole member

	By:	/s/ WADE H. CABLE
		Name:	Wade H. Cable
		Title:	President

	By:	/s/ MICHAEL D. GRUBBS
		Name:	Michael D. Grubbs
		Title:	Senior Vice President

THE RANCH GOLF CLUB CO.

By:	William Lyon Homes, Inc., its general partner

	By:	/s/ WADE H. CABLE
		Name:	Wade H. Cable
		Title:	President

	By:	/s/ MICHAEL D. GRUBBS
		Name:	Michael D. Grubbs
		Title:	Senior Vice President

LYON MONTECITO, LLC

By:	William Lyon Homes, Inc., its sole member

	By:	/s/ WADE H. CABLE
		Name:	Wade H. Cable
		Title:	President

	By:	/s/ MICHAEL D. GRUBBS
		Name:	Michael D. Grubbs
		Title:	Senior Vice President

Confirmed and accepted as of

the date first above written:

UBS SECURITIES LLC

By:	/s/ ROBERT CROWLEY
Name: Robert Crowley
Title: Executive Director

By:	/s/ MAULIN SHAH
Name: Maulin Shah
Title: Associate Director

Schedule I

Guarantors

William Lyon Homes

California Equity Funding, Inc.

PH - LP Ventures

Duxford Financial, Inc.

Sycamore CC, Inc.

Presley CMR, Inc.

William Lyon Southwest, Inc.

PH-Rielly Ventures

OX I Oxnard, L.P.

Presley Homes

HSP, Inc.

PH Ventures - San Jose

The Ranch Golf Club Co.

St. Helena Westminster Estates, LLC

Lyon Montecito, LLC

I-1

Schedule II

Subsidiary	Jurisdiction of Incorporation or Formation	Stockholders	% Owned by Parent (directly or indirectly)
William Lyon Homes, Inc.	California	William Lyon Homes (Del.)	100%

California Equity Funding, Inc.	California	William Lyon Homes (Del.)	100%

Duxford Financial, Inc.	California	William Lyon Homes (Del.)	100%

Presley Homes	California	William Lyon Homes, Inc. (CA)	100%

HSP, Inc.	California	William Lyon Homes, Inc. (CA)	100%

PH Ventures - San Jose	California	William Lyon Homes, Inc. (CA)	100%

Duxford Title Reinsurance Company	Vermont	William Lyon Homes, Inc. (CA)	100%

Sycamore CC, Inc.	California	William Lyon Homes, Inc. (CA)	100%

Presley CMR, Inc.	California	William Lyon Homes, Inc. (CA)	100%

The Ranch Golf Club Co.	California	William Lyon Homes, Inc. (CA) Presley CMR, Inc.	50% 50%

OX I Oxnard, L.P.	California	Presley CMR, Inc. William Lyon Homes, Inc. (CA)	99% 1%

PH - LP Ventures	California	William Lyon Homes, Inc. (CA)	100%

St. Helena Westminster Estates, LLC	Delaware	William Lyon Homes, Inc. (CA)	100%

William Lyon Southwest, Inc.	Arizona	William Lyon Homes, Inc. (CA)	100%

II-1

PH-Rielly Ventures	California	William Lyon Homes, Inc. (CA)	100%

Cerro Plata Associates, LLC	Delaware	William Lyon Homes, Inc. (CA)	100%

242 Cerro Plata, LLC*	Delaware	William Lyon Homes, Inc. (CA)	12.5%

Lyon Montecito, LLC	California	William Lyon Homes, Inc. (CA)	100%

Lyon Waterfront, LLC	Delaware	William Lyon Homes, Inc. (CA)	100%

Montecito Ranch-Corona, L.P.*	California	Lyon Montecito, LLC	varies from time to time

Spectrum 90 Investors, LLC*	Delaware	William Lyon Homes, Inc. (CA)	varies from time to time

Covenant Hills P-30A, LLC*	Delaware	William Lyon Homes, Inc. (CA)	varies from time to time

Covenant Hills P-30B, LLC*	Delaware	William Lyon Homes, Inc. (CA)	varies from time to time

Chino Reserve 89, LLC*	Delaware	William Lyon Homes, Inc. (CA)	varies from time to time

San Miguel Village, LLC*	Delaware	William Lyon Homes, Inc. (CA)	varies from time to time

Nobar Water Company	California	William Lyon Homes, Inc. (CA)	100%

*	Consolidated Joint Venture

II-2

Schedule III

Entity	Description of Equity Interest
Bayport Mortgage, L.P.	general partnership interest

California Pacific Mortgage, L.P.	general partnership interest

Duxford Escrow, Inc.	common stock

Laurel Creek Associates, LLC	membership interest

Reston Associates, LLC	membership interest

Hampton Road Associates, LLC	membership interest

Henry Ranch, LLC	membership interest

Otay R-29, LLC	membership interest

4S Lot 12, LLC	membership interest

4S Lots 2 & 8, LLC	membership interest

Valencia Partners, L.P.	general partnership interest

Brentwood Legends, L.P.	general partnership interest

Lyon Harada, L.P.	general partnership interest

Lyon Morgan Creek, L.P.	general partnership interest

PLC/Lyon Waterfront Residential, LLC	membership interest

Woodlake, L.P.	general partnership interest

Stonebriar, L.P.	general partnership interest

OX II Oxnard, L.P.	general partnership interest

Hercules Overlook, L.P.	general partnership interest

Valencia II Associates, LLC	membership interest

Tustin Villas Partners, LLC	membership interest

Marble Mountain Partners, LLC	membership interest

Tustin Vistas Partners, LLC	membership interest

East Garrison Partners I, LLC	membership interest

Moffett Meadows Partners, LLC	membership interest

III-1

Exhibit A

FORM OF OPINION OF IRELL & MANELLA LLP

1. Each of Parent and the Company is incorporated and validly existing as a corporation under the laws of its state of incorporation, with requisite corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, to execute, deliver and perform its obligations under the Purchase Agreement (the “Agreement”) and the Indenture and to issue, sell and deliver the Original Notes (or in the case of Parent, to issue and deliver its Guarantee) as contemplated by the Agreement.

2. Each Guarantor that has been incorporated or formed under the laws of the State of California (each, a “California Guarantor” and collectively, the “California Guarantors”) is incorporated or formed under the laws of the State of California, as the case may be, and is validly existing under the laws of California, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and to execute, deliver and perform its obligations under the Agreement, the Registration Rights Agreement, the Indenture and its Guarantee.

3. Parent and each Subsidiary incorporated or formed under the laws of the State of California (each, a “California Subsidiary” and collectively, the “California Subsidiaries”) are duly qualified to do business as a foreign corporation or other entity by, and are in good standing in, each jurisdiction listed opposite their names on Schedule 1 hereto as a jurisdiction in which they conduct their respective businesses (which we understand from the Company are the only jurisdictions in which they own or lease real property or maintain an office or in which such qualification is otherwise necessary).

4. The Agreement has been duly authorized, executed and delivered by each of Parent, the Company and the California Guarantors (each, a “Subject Issuer” and collectively, the “Subject Issuers”).

5. The Indenture has been duly authorized, executed and delivered by each of the Subject Issuers and constitutes a valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms.

6. The Original Notes have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of the Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefits provided by the Indenture; and the descriptions of the Original Notes, the Registration Rights Agreement and the Indenture in the Offering Memorandum fairly summarize in all material respects the provisions thereof.

7. The Exchange Notes have been duly and validly authorized and, when authenticated by the Trustee and delivered by the Company in accordance with the terms of the Registration

Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

8. Parent and each of the California Guarantors have duly authorized, executed and delivered the Guarantee to which it is a party, and, when the Original Notes are executed, issued and authenticated and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of the Agreement and the Indenture, the respective Guarantee issued by each such Guarantor will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, and the description of the Guarantees in the Offering Memorandum fairly summarize in all material respects the provisions thereof. The guarantees of the Exchange Notes have been duly and validly authorized by Parent and each of the California Guarantors and, when the Exchange Notes are authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms.

9. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Subject Issuers and constitutes a valid and binding obligation of the Issuers enforceable against them accordance with its terms.

10. Parent’s authorized share capitalization as of September 30, 2003 is as set forth in the Offering Memorandum under the heading “Actual” in the section entitled “Capitalization.”

11. All of the outstanding shares of capital stock of each of the corporate California and Delaware Subsidiaries (including the Company) have been duly authorized and validly issued, and, except as otherwise stated in the Offering Memorandum, are owned of record directly by Parent or a Subsidiary, in each case, to our knowledge, subject to no security interest, other encumbrance or adverse claim; and, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the California and Delaware Subsidiaries are outstanding, except for rights to purchase pursuant to the operating agreements or other organizational documents of the entities identified as “Consolidated Joint Ventures” on Schedule II to the Agreement. All of the outstanding shares of capital stock of each of the corporate California Subsidiaries are fully paid and non-assessable.

12. The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Original Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or require consent under (that has, if required, not been obtained), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Parent, the Company or any California Guarantor pursuant to (A) the charter, bylaws or partnership agreement, as applicable, of any of Parent, the Company or any California Guarantor, (B) any of the Agreements and Instruments that are listed as an exhibit to Parent’s Form 10-K for the year ended December 31, 2002 or are listed on Schedule 1 hereto, or any of the governing agreements or debt agreements listed on Schedule 2 hereto (which shall be all of the governing agreements and all of the debt agreements (but excluding ancillary documents thereto) represented by the Company to exist) of the Joint Ventures, except as would not reasonably be expected to have a Material Adverse Effect, (C) any law, statute, rule or regulation of the United States or the State of California or under any of the statutes comprising the Delaware

General Corporation Law (the “DGCL”) (other than any state securities or blue sky laws) that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement, except as would not reasonably be expected to have a Material Adverse Effect or (D) to our knowledge, any judgment, order or decree of any domestic court or governmental agency or authority having jurisdiction over Parent, the Company or any California Guarantor or their respective assets or properties.

13. The documents incorporated by reference in the Offering Memorandum, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied on their face as to form in all material respects with the Exchange Act (except (i) as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which we need express no opinion and (ii) we express no opinion with respect to documents that themselves are incorporated by reference in the documents referred to in this paragraph).

14. None of Parent or any Subsidiary is, or after giving effect to the offering and sale of the Original Notes will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

15. Those statements in the Offering Memorandum under the sections entitled “Description of certain indebtedness” and “Summary of certain United States federal income tax considerations” that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to the statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

16. No registration under the Act of the Securities or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Securities to the Initial Purchaser as contemplated by the Agreement or for the Exempt Resales, assuming in each case that (a) the purchasers who buy the Securities in the Exempt Resales are Eligible Purchasers and (b) the accuracy of and compliance with the Initial Purchaser’s representations, warranties and covenants contained in Section 5(b) of the Purchase Agreement and with the Issuers’ representations, warranties and covenants contained in the Purchase Agreement.

17. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of the Purchase Agreement and with the Issuers’ representations, warranties and covenants contained in the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority of the United States or the State of California that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement, and no consent, approval, authorization, order, filing, registration, qualification, license or permit under the DGCL statutes that in our experience are customarily applicable to transactions of the sort contemplated by the Agreement, is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company and the Subsidiaries of the Note Documents and the consummation of the transactions contemplated therein, except (a) such as have been or will be obtained or made on or prior to the Closing Date, (b) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, (c) any necessary qualification under the securities or blue sky laws of any such jurisdiction or (d) qualification of the Indenture under the Trust Indenture Act, in connection with the performance of the Registration Rights Agreement and the issuance of the Exchange Notes.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants of the Issuers and representatives of the Initial Purchaser at which the contents of the Offering Memorandum were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as and to the extent stated in subparagraphs 6, 8, 10 and 15 above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Offering Memorandum).

Exhibit B

FORM OF OPINION OF BRYAN CAVE LLP

1. Each Guarantor that has been incorporated under the laws of the State of Arizona (each, an “Arizona Guarantor” and collectively, the “Arizona Guarantors”) is duly incorporated under the laws of the State of Arizona and is validly existing under the laws of Arizona, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and to execute, deliver and perform its obligations under the Agreement, the Registration Rights Agreement, the Indenture and its Guarantee.

2. Each Subsidiary incorporated or formed under the laws of the State of Arizona (each, an “Arizona Subsidiary” and collectively, the “Arizona Subsidiaries”) is duly qualified or licensed by each jurisdiction in which it conducts its business and in which the failure, individually or in the aggregate, to be so licensed or qualified would reasonably be expected to have a Material Adverse Effect, and the Arizona Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary and in which the failure, individually or in the aggregate, to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect.

3. The Agreement has been duly authorized, executed and delivered by each of the Arizona Guarantors.

4. The Indenture has been duly authorized, executed and delivered by each of the Arizona Guarantors.

5. The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Arizona Guarantors.

6. Each of the Arizona Guarantors has duly authorized, executed and delivered the Guarantee to which it is a party and has duly authorized the guarantee of the Exchange Notes.

7. All of the outstanding shares of capital stock or ownership interests of each of the Arizona Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Offering Memorandum or Schedule II to the Agreement, are owned of record directly by Parent or a Subsidiary, in each case, to our knowledge, subject to no security interest, other encumbrance or adverse claim; and to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Arizona Subsidiaries are outstanding.

8. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of the Purchase Agreement, no approval, authorization, consent or order of or filing with any governmental authority or agency of the State of Arizona that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement and that has not been obtained is required in connection with the issuance and sale of the Original Notes by the Company or the consummation by the Issuers of the transactions as contemplated by the Agreement other than (A) such as have been obtained or made and (B) any necessary qualification under the securities or blue sky laws.

B-1

9. The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Original Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or require consent under (that has, if required, not been obtained), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any Arizona Guarantor pursuant to, (A) the charter, bylaws or partnership agreement, as applicable, of any Arizona Guarantor, (B) any law, statute, rule or regulation of the United States or the State of Arizona that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement or (C), to our knowledge, any judgment, order or decree of any domestic court or governmental agency or authority having jurisdiction over any Arizona Guarantor or their respective assets or properties.

B-2